Exhibit 99.1
FLEETCOR Reports First Quarter 2019 Financial Results

PEACHTREE CORNERS, Ga., May 7, 2019 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its first quarter of 2019.

“Our first quarter revenues and profits finished above our expectations, with adjusted net income per diluted share of $2.67, $0.07 above the midpoint of our guidance for the quarter. We delivered another solid organic revenue growth rate quarter of 11%, driven primarily by strong double digit growth rates in corporate payments, tolls, lodging (excluding the impact of FEMA), and the fuel category had another strong quarter finishing up 10%,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We also continue to advance our corporate payments strategy by recently acquiring Nvoicepay, a leader in full AP automation for businesses. We believe this addition will help expand our capabilities in the corporate payments space.”

Financial Results for First Quarter of 2019:

GAAP Results

•	Total revenues increased 6% to $621.8 million in the first quarter of 2019, compared to $585.5 million in the first quarter of 2018.

•
Net income decreased 2% to $172.1 million in the first quarter of 2019, compared to $174.9 million in the first quarter of 2018. Included in the first quarter results was the impact of a $15.7 million impairment charge related to our investment in a telematics business. Excluding the impact of the impairment charge, net income increased 7% to $187.8 million in the first quarter of 2019.

•
Net income per diluted share increased 3% to $1.93 in the first quarter of 2019, compared to $1.88 per diluted share in the first quarter of 2018. Included in the first quarter results was the impact of a $0.17 per diluted share impairment charge related to our investment in a telematics business. Excluding the impact of the impairment charge, net income per diluted share increased 12% to $2.10 in the first quarter of 2019.

Non-GAAP Results1

•	Adjusted net income[1] increased 2% to $238.4 million in the first quarter of 2019, compared to $233.5 million in the first quarter of 2018.

•	Adjusted net income per diluted share[1] increased 7% to $2.67 in the first quarter of 2019, compared to $2.50 per diluted share in the first quarter of 2018.

Fiscal-Year 2019 Outlook:

“The first quarter of 2019 was another strong quarter for the Company driven primarily by solid performances in all of our business categories. The macro-economic environment came in as expected during the quarter which negatively impacted adjusted net income per share approximately $0.16 versus the first quarter of 2018,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We are raising our full year revenue guidance $30 million at the mid-point to reflect our first quarter over performance and the acquisitions closed on April 1. We are also raising our adjusted net income per diluted share guidance $0.07 to $11.62 at the mid-point to reflect our first quarter results compared to our expectations. Also, we expect a few moving parts in our balance of the year guidance. We expect the macro impact for the balance of the year will be in line with our prior guidance as the impact of favorable fuel prices will be offset by unfavorable foreign exchange rates. We also expect a higher share count due primarily to the increase in our share price, and a slightly dilutive impact from the Nvoicepay acquisition over the balance of the year. We expect our business to continue to over-perform for the balance of the year to help offset the impact of the higher share count and the slightly dilutive transaction.”

For fiscal year 2019, FLEETCOR Technologies, Inc. updated financial guidance is as follows:

•	Total revenues between $2,600 million and $2,660 million;

•	GAAP net income between $800 million and $830 million;

•	GAAP net income per diluted share between $8.85 and $9.15;

•	Adjusted net income to be between $1,030 million and $1,060 million; and

•	Adjusted net income per diluted share between $11.47 and $11.77.

FLEETCOR’s guidance assumptions for 2019 are as follows:

•	Weighted fuel prices equal to $2.90 per gallon average in the U.S. for the balance of the year for those businesses sensitive to the movement in the retail price of fuel for the balance of the year;

•	Market spreads slightly below the 2018 average;

•	Foreign exchange rates equal to the seven-day average as of April 28, 2019;

•	Interest expense of $160 million;

•	Fully diluted shares outstanding of approximately 90.1 million shares;

•	An adjusted tax rate of 23% to 24%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Second Quarter of 2019 Outlook:

For the second quarter, the Company is expecting adjusted net income per diluted share to be in the range of $2.74 to $2.84. The second quarter guidance includes the dilutive impact of the Nvoicepay acquisition and higher share count. Additionally, volumes should build throughout the year, and new growth initiatives are also expected to gain momentum throughout the year resulting in higher revenue and earnings per share in the third and fourth quarters.
______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.
Conference Call

The Company will host a conference call to discuss first quarter 2019 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (855) 327-6837, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10006722. The replay will be available until Tuesday, May 14, 2019. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected growth opportunities and strategies, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2018. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) other non-recurring items, including the impact of the Tax Act, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, legal settlements, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments to, or on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018¹
Revenues, net	$621,825	$585,500
Expenses:
Processing	129,114	116,485
Selling	49,261	47,111
General and administrative	92,784	90,370
Depreciation and amortization	67,445	71,502
Other operating, net	(955)	(55)
Operating income	284,176	260,087
Investment loss	15,660	—
Other expense (income), net	220	(297)
Interest expense, net	39,055	31,065
Total other expense	54,935	30,768
Income before income taxes	229,241	229,319
Provision for income taxes	57,134	54,382
Net income	$172,107	$174,937
Basic earnings per share	$2.00	$1.95
Diluted earnings per share	$1.93	$1.88
Weighted average shares outstanding:
Basic shares	85,941	89,765
Diluted shares	89,244	93,250
1Reflects reclassifications from previously disclosed amounts to conform to current presentation.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2019[1]	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,057,465	$1,031,145
Restricted cash	315,106	333,748
Accounts and other receivables (less allowance for doubtful accounts of $66,194 at March 31, 2019 and $59,963 at December 31, 2018, respectively)	1,655,459	1,425,815
Securitized accounts receivable — restricted for securitization investors	942,000	886,000
Prepaid expenses and other current assets	202,029	199,278
Total current assets	4,172,059	3,875,986
Property and equipment, net	186,251	186,201
Goodwill	4,549,099	4,542,074
Other intangibles, net	2,355,639	2,407,910
Investments	26,506	42,674
Other assets	225,361	147,632
Total assets	$11,514,915	$11,202,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,518,827	$1,117,649
Accrued expenses	311,357	261,594
Customer deposits	768,342	926,685
Securitization facility	942,000	886,000
Current portion of notes payable and lines of credit	865,318	1,184,616
Other current liabilities	156,254	118,669
Total current liabilities	4,562,098	4,495,213
Notes payable and other obligations, less current portion	2,708,251	2,748,431
Deferred income taxes	494,025	491,946
Other noncurrent liabilities	219,574	126,707
Total noncurrent liabilities	3,421,850	3,367,084
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 123,406,538 shares issued and 86,189,402 shares outstanding at March 31, 2019; and 123,035,859 shares issued and 85,845,344 shares outstanding at December 31, 2018	123	123
Additional paid-in capital	2,382,179	2,306,843
Retained earnings	3,989,763	3,817,656
Accumulated other comprehensive loss	(934,192)	(913,858)
Less treasury stock, 37,217,136 shares at March 31, 2019 and 37,190,515 shares at December 31, 2018	(1,906,906)	(1,870,584)
Total stockholders’ equity	3,530,967	3,340,180
Total liabilities and stockholders’ equity	$11,514,915	$11,202,477

[1] Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2019¹	2018
Operating activities
Net income	$172,107	$174,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,132	12,397
Stock-based compensation	12,541	14,403
Provision for losses on accounts receivable	22,164	11,997
Amortization of deferred financing costs and discounts	1,205	1,339
Amortization of intangible assets and premium on receivables	52,313	59,105
Deferred income taxes	(2,696)	(4,829)
Investment loss	15,660	—
Other non-cash operating income	(1,574)	(57)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(302,395)	(288,152)
Prepaid expenses and other current assets	644	32,074
Other assets	(14,517)	(7,101)
Accounts payable, accrued expenses and customer deposits	326,910	194,589
Net cash provided by operating activities	297,494	200,702
Investing activities
Acquisitions, net of cash acquired	—	(3,875)
Purchases of property and equipment	(14,506)	(15,214)
Other	—	(3,642)
Net cash used in investing activities	(14,506)	(22,731)
Financing activities
Proceeds from issuance of common stock	29,795	19,975
Repurchase of common stock	(3,322)	(88,292)
Borrowings on securitization facility, net	56,000	18,000
Deferred financing costs paid and debt discount	(284)	—
Principal payments on notes payable	(32,438)	(34,500)
Borrowings from revolver	—	420,258
Payments on revolver	(353,638)	(439,351)
Borrowings on swing line of credit, net	31,032	5,009
Other	(63)	(92)
Net cash used in financing activities	(272,918)	(98,993)
Effect of foreign currency exchange rates on cash	(2,392)	12,653
Net increase in cash and cash equivalents and restricted cash	7,678	91,631
Cash and cash equivalents and restricted cash, beginning of period	1,364,893	1,130,870
Cash and cash equivalents and restricted cash, end of period	$1,372,571	$1,222,501
Supplemental cash flow information
Cash paid for interest	$46,904	$35,634
Cash paid for income taxes	$17,894	$16,830

[1]Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)
The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended March 31,
	2019	2018
Net income	$172,107	$174,937

Stock based compensation	12,541	14,403
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	53,518	60,444
Impairment of investment	15,660	—
Restructuring costs	—	1,929
Total pre-tax adjustments	81,719	76,776
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(15,411)	(18,207)
Adjusted net income	$238,415	$233,506
Adjusted net income per diluted share	$2.67	$2.50
Diluted shares	89,244	93,250

[1] Excludes the results of the Company's investments on our effective tax rate, as results from our investments are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our investments reversed during 2019.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported					Pro Forma and Macro Adjusted[4]
	Three Months Ended March 31,					Three Months Ended March 31,
	2019	2018	[2]	Change	% Change	2019	2018	Change	% Change
FUEL
'- Revenues, net[1]	$283.0	$265.4		$17.5	7%	$279.1	$254.8	$24.4	10%
'- Transactions[1]	122.3	125.4		(3.1)	(2)%	119.8	118.7	1.1	1%
'- Revenues, net per transaction	$2.31	$2.12		$0.20	9%	$2.33	$2.15	$0.18	9%
CORPORATE PAYMENTS
'- Revenues, net	$110.3	$94.8		$15.5	16%	$112.0	$94.8	$17.2	18%
'- Transactions	13.3	10.9		2.4	22%	13.3	10.9	2.4	22%
'- Revenues, net per transaction	$8.30	$8.69		$(0.39)	(5)%	$8.43	$8.69	$(0.27)	(3)%
'- Spend volume	$15,529	$13,398		$2,131	16%	$15,814	$13,398	$2,416	18%
'- Revenues, net per spend $	0.71%	0.71%		—%	—%	0.71%	0.71%	—%	—%
TOLLS
'- Revenues, net[1]	$88.9	$89.5		$(0.6)	(1)%	$103.2	$89.5	$13.7	15%
'- Tags (average monthly)	5.0	4.7		0.3	6%	5.0	4.7	0.3	6%
'- Revenues, net per tag	$17.94	$19.11		$(1.17)	(6)%	$20.83	$19.11	$1.72	9%
LODGING
'- Revenues, net	$41.8	$39.4		$2.4	6%	$41.8	$39.4	$2.4	6%
'- Room nights	4.0	5.4		(1.4)	(26)%	4.0	5.4	(1.4)	(26)%
'- Revenues, net per room night	$10.48	$7.27		$3.20	44%	$10.48	$7.27	$3.20	44%
GIFT
'- Revenues, net	$48.4	$48.6		$(0.2)	—%	$48.4	$49.8	$(1.4)	(3)%
'- Transactions	330.8	349.6		(18.9)	(5)%	330.8	349.9	(19.1)	(5)%
'- Revenues, net per transaction	$0.15	$0.14		$0.01	5%	$0.15	$0.14	$—	3%
OTHER[3]
'- Revenues, net[1]	$49.4	$47.7		$1.7	4%	$52.1	$47.7	$4.4	9%
'- Transactions[1]	12.4	12.2		0.3	2%	12.4	12.2	0.3	2%
'- Revenues, net per transaction	$3.98	$3.93		$0.05	1%	$4.20	$3.93	$0.27	7%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$621.8	$585.5		$36.3	6%	$636.7	$576.0	$60.6	11%

[1]  Reflects certain reclassifications of revenue between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the reclassification of the eCash/OnRoad product being realigned to fuel from other.

[2] Reflects adjustments from previously disclosed amounts for the prior period to conform to current presentation.
[3] Other includes telematics, maintenance, food, and transportation related businesses.
[4] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non gaap measures, to the gaap equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended March 31,
	2019	%	2018	%
US	$371	60%	$344	59%
Brazil	106	17%	107	18%
UK	68	11%	64	11%
Other	77	12%	71	12%
Consolidated Revenues, net	$622	100%	$586	100%
             *Columns may not calculate due to rounding.

Revenue by Product Category*[1]	Three Months Ended March 31,
	2019	%	2018	%
Fuel	$283	45%	$265	45%
Corporate Payments	110	18%	95	16%
Tolls	89	14%	90	15%
Lodging	42	7%	39	7%
Gift	48	8%	49	8%
Other	49	8%	48	8%
Consolidated Revenues, net	$622	100%	$586	100%
*Columns may not calculate due to rounding.

[1]  Reflects certain reclassifications of revenue between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the reclassification of the eCash/OnRoad product being realigned to fuel from other.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues, net:
North America	$396,899	$364,270
International	224,926	221,230
	$621,825	$585,500
Operating income:
North America	$172,411	$155,950
International	111,765	104,137
	$284,176	$260,087
Depreciation and amortization:
North America	$38,292	$38,675
International	29,153	32,827
	$67,445	$71,502
Capital expenditures:
North America	$8,377	$8,411
International	6,129	6,803
	$14,506	$15,214

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenue			Key Performance Metric
	Three Months Ended March 31,			Three Months Ended March 31,
	2019*		2018*	2019*	2018*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$279.1		$254.8	119.8	118.7
Impact of acquisitions/dispositions/Uber	7.7	—	10.7	2.5	6.7
Impact of fuel prices/spread	5.7	—	—	—	—
Impact of foreign exchange rates	(9.6)	—	—	—	—
As reported	$283.0		$265.4	122.3	125.4
CORPORATE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$112.0		$94.8	13.3	10.9
Impact of acquisitions/dispositions	—	—	—	—	—
Impact of fuel prices/spread	—	—	—	—	—
Impact of foreign exchange rates	(1.6)	—	—	—	—
As reported	$110.3		$94.8	13.3	10.9
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	Intentionally Left Blank			15,813.7	13,398.0
Impact of acquisitions/dispositions				—	—
Impact of fuel prices/spread				—	—
Impact of foreign exchange rates				(284.3)	—
As reported				15,529.5	13,398.0
TOLLS - TAGS
Pro forma and macro adjusted	$103.2		$89.5	5.0	4.7
Impact of acquisitions/dispositions	—	—	—	—	—
Impact of fuel prices/spread	—	—	—	—	—
Impact of foreign exchange rates	(14.3)	—	—	—	—
As reported	$88.9		$89.5	5.0	4.7
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$41.8		$39.4	4.0	5.4
Impact of acquisitions/dispositions	—	—	—	—	—
Impact of fuel prices/spread	—	—	—	—	—
Impact of foreign exchange rates	—	—	—	—	—
As reported	$41.8		$39.4	4.0	5.4
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$48.4		$49.8	330.8	349.9
Impact of acquisitions/dispositions	—	—	(1.2)	—	(0.3)
Impact of fuel prices/spread	—	—	—	—	—
Impact of foreign exchange rates	—	—	—	—	—
As reported	$48.4		$48.6	330.8	349.6
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$52.1		$47.7	12.4	12.2
Impact of acquisitions/dispositions	—	—	—	—	—
Impact of fuel prices/spread	—	—	—	—	—
Impact of foreign exchange rates	(2.7)	—	—	—	—
As reported	$49.4		$47.7	12.4	12.2

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$636.7		$576.0	Intentionally Left Blank
Impact of acquisitions/dispositions	7.7		9.5
Impact of fuel prices/spread	5.7		—
Impact of foreign exchange rates	(28.2)		—
As reported	$621.8		$585.5

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile second quarter and full year 2019 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q2 2019 GUIDANCE
	Low*	High*
Net income	$189	$199
Net income per diluted share	$2.10	$2.20

Stock based compensation	16	16
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	56	56
Total pre-tax adjustments	73	73
Income tax impact of pre-tax adjustments at the effective tax rate	(17)	(17)
Adjusted net income	$245	$255
Adjusted net income per diluted share	$2.74	$2.84

Diluted shares	90	90

	Q2 2019 GUIDANCE
	Low*	High*
Net income	$800	$830
Net income per diluted share	$8.85	$9.15

Stock based compensation	65	65
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	220	220
Impairment of investment	16	16
Total pre-tax adjustments	301	301
Income tax impact of pre-tax adjustments at the effective tax rate	(70)	(70)
Adjusted net income	$1,030	$1,060
Adjusted net income per diluted share	$11.47	$11.77

Diluted shares	90	90

* Columns may not calculate due to rounding.